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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-66904, No. 33-66906, No. 33-66898, No.
33-80545, No. 333-01116, and No. 333-01118) of Greenfield Industries, Inc. of our report dated January 30, 1997 appearing on page 24 of the Annual Report to Stockholders of Greenfield Industries, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

St. Louis, Missouri
March 27, 1997